Exhibit 10-U




                Description of Amendments to Company Benefit Plans



        Amendments to all Company employee benefit plans, including the Supplemental Executive Retirement Plan, the Benefit Equalization Plan and the Executive Separation Allowance Plan, were adopted on December 9, 1993 to exclude employees of Jaguar Cars, a Company division created by the dissolution of Jaguar Cars Inc.
(JCI) effective December 16, 1993. The Company assumed the sponsorship of the former JCI employee benefit plans and Jaguar Cars employees will continue to participate in such plans.







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